Exhibit 99.2

                                    IN STORE MEDIA SYSTEMS, INC.
                             UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                           March 31, 2001


                                                        ISMS         E. Schulze
                                                   March 31, 2001   May 10, 2001                        Pro forma
                                                     historical      historical        Adjustments       combined
                                                     ----------      ----------     ---------------     ----------
Current assets:
   Cash and cash equivalents                         $ 124,245       $   6,091      A  $ 1,719,000
                                                                                    B   (1,719,000)     $  130,336
   Inventory                                             5,525               -                   -           5,525
   Other current assets                                 31,654          25,958                   -          57,612
                                                     ----------      ----------     ---------------      ----------

     Total current assets                              161,424          32,049                   -         193,473

Property and equipment, at cost:
   Manufacturing equipment                              79,076               -                   -          79,076
   Office furniture and equipment                      183,430               -                   -         183,430
   Leasehold improvements                               55,228               -                   -          55,228
                                                     ----------      ----------     ---------------      ----------

                                                       317,734               -                   -         317,734

   Less accumulated depreciation and amortization     (159,853)              -                   -        (159,853)
                                                     ----------      ----------     ---------------      ----------

     Net property and equipment                        157,881               -                   -         157,881

Other assets:
   Advances and note receivable - related parties       47,433               -                   -          47,433
   Debt issuance costs, net of accumulated
     amortization                                       10,000               -                   -          10,000
   Patent costs, net of accumulated amortization
     of $25,656                                         85,211               -                   -          85,211
                                                     ----------      ----------     ---------------      ----------

     Net other assets                                  142,644               -                   -         142,644
                                                     ----------      ----------     ---------------      ----------

                                                     $ 461,949       $  32,049      $            -      $  493,998
                                                     ==========      ==========     ===============     ===========

               See accompanying notes to unaudited pro forma combined balance sheet.


                                    IN STORE MEDIA SYSTEMS, INC.
                             UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                           March 31, 2001


                                                        ISMS         E. Schulze
                                                   March 31, 2001   May 10, 2001                        Pro forma
                                                     historical      historical        Adjustments       combined
                                                   --------------   ------------     ---------------    -----------
Current liabilities:
   Accounts payable                                $     751,646    $    32,049      $            -     $  783,695
   Interest payable                                      404,347              -                   -        404,347
   Accrued wages                                          32,000              -                   -         32,000
   Notes payable                                         987,500              -                   -        987,500
   Notes payable-shareholder                                   -              -                   -              -
   Short-term notes payable                               20,169              -                   -         20,169
                                                   --------------   ------------     ---------------     ----------

     Total current liabilities                         2,195,662         32,049                   -      2,227,711


Stockholders' equity (deficit):
   Preferred stock, no par value; 50,000,000
     shares authorized, 3 shares issued and
     outstanding, liquidation preference $750,000        750,000              -                   -        750,000
   Common stock, $.01 par value; 150,000,000
     shares authorized, 73,450,326 (historical)
     and (pro forma)                                      73,450              -       A       2,292
                                                                                      B      (2,292)        73,450
   Additional paid-in capital                         17,602,868              -       A   1,716,708
                                                                                      B  (1,716,708)    17,602,868
   Treasury stock, at cost; 9,374,742 shares            (563,750)             -                   -       (563,750)
   Deficit accumulated during the development
     stage                                           (19,596,281)            -                    -    (19,596,281)
                                                   --------------   ------------     ---------------    -----------

     Total stockholders' equity (deficit)             (1,733,713)            -                    -     (1,733,713)
                                                   --------------   ------------     ---------------    -----------

                                                   $     461,949    $    32,049      $            -     $  493,998
                                                   ==============   ============     ===============    ===========

               See accompanying notes to unaudited pro forma combined balance sheet.


               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
               ---------------------------------------------------



         The pro forma adjustments assume the purchase business combination of
E. Schulze by ISMS occurred at the beginning of the periods presented. The purchase price of E. Schulze consisted of $1,719,000 of cash, 17,852,196 shares of ISMS $.001 par value common stock. The assets acquired consisted of 20,144,196 shares of ISMS $.001 par value common stock and a patent.


The following is a summary of the adjustments required based upon the above assumptions.

A.       Record sale of common stock to investors

B.       Record acquisition of E. Schulze